Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Pre-effective Amendment No. 2 to Registration Statement No. 333-176604 of our report dated June 23, 2011 relating to the statement of revenues and certain operating expenses of the Acquired Property (Oxford Trail Apartments) for the year ended December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia

November 16, 2011